UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
-------------------------

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 19, 2011
(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)	(Commission File No.)

Regatta Office Park
Windward Three, 4th Floor
West Bay Road, P.O. Box 1114
Grand Cayman, KY1-1102
Cayman Islands
(Address of Principal Executive Offices)

(345) 945-4277
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitions Agreement.

Since July 11, 1990, Consolidated Water Co. Ltd. (the “Company”) through its wholly-owned subsidiary, Cayman Water Company Limited, (“Cayman Water”), has had the exclusive right to provide potable water to retail customers within a specified service area under a license issued by the Cayman Islands government.  The present service area is comprised of an area on Grand Cayman Island that includes the Seven Mile Beach resort area and the district of West Bay, two of the three most populated areas in the Cayman Islands.  For the three months ended March 31, 2011 and 2010, the Company generated approximately 46% and 44%, respectively, of its consolidated revenues and approximately 67% and 64%, respectively, of its consolidated gross profits from the retail water operations conducted pursuant to the license.

Although the license was set to expire on July 10, 2010, the Company and the Cayman Islands government agreed in correspondence to extend the license four times in order to provide sufficient time to negotiate the terms of a new license agreement.  The last extension of the term of the license by correspondence expired on July 4, 2011.  However, Cayman Water continued to produce and supply water to the service area specified in the license in accordance with the terms and conditions of the original July 1990 license.

In a letter dated July 19, 2011, the Water Authority-Cayman notified Cayman Water that the license had been extended until January 31, 2012.  This extension was granted to allow negotiations for a new long-term license agreement to continue, without affecting the provision of water production and supply services in Cayman Water’s service area.

If the parties do not enter into a new long-term license agreement, the Company retains the right of first refusal to renew the license on terms that are no less favorable than those that the government might offer in the future to a third party.

On February 14, 2011, the Water Production and Supply Law, 2011 (which replaces the Water (Production and Supply) Law (1996 Revision) under which the Company is licensed) and the Water Authority (Amendment) Law, 2011 (the “New Laws”) were published on terms that they would come into force on such date as may be appointed by Order made by the Governor in Cabinet.  Such Order was subsequently made by Cabinet and the New Laws are now in full force and effect.  Under the New Laws, the Water Authority-Cayman would issue any new license which could include a rate of return on invested capital model described below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

By:	/s/ Frederick W. McTaggart
Name:	Frederick W. McTaggart
Title:	President & CEO

Date: July 25, 2011